EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                         SUBSIDIARIES OF THE REGISTRANT

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

Subsidiary                                             Ownership                          State of Incorporation
----------                                             ---------                          ----------------------

First Federal Savings & Loan Association                  100%                                 Federal
of Edwardsville
